UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35312 (Commission File No.)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

As previously announced on February 26, 2014, Sunshine Heart, Inc. (“Sunshine Heart” or the “Company”) is scheduled to present a corporate update at the following upcoming investor conferences in March, 2014:

•        Cowen and Company 34th Annual Healthcare Conference

Presentation: Wednesday, March 5, 2014 at 10:00 AM EST at the Boston Marriott Copley Place in Boston, MA

Breakout Session: 10:40 AM - 11:10 AM EST

•        26th Annual ROTH Conference

Presentation: Monday, March 10, 2014 at 2:00 PM PST at The Ritz-Carlton in Dana Point, CA in Track 2: Salon 2

•        BTIG Inaugural Medical Technology, Diagnostics, & HCIT Snowbird Conference

Format: One-on-one meetings only from March 18 to 20, 2014 at the Cliff Lodge Snowbird Ski & Summer Resort in Snowbird, UT

A copy of the presentation to be presented at each of the above investor conferences will be posted under the Investor Relations section of Sunshine Heart’s website at http://www.sunshineheart.com.  The Company’s website address is included for reference only. The information contained on the Company’s website is not part of this Current Report on Form 8-K and is not incorporated by reference herein.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, this information is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 5, 2014	SUNSHINE HEART, INC.

	By:	/S/ JEFFREY S. MATHIESEN
	Name:	Jeffrey S. Mathiesen
	Title:	Chief Financial Officer